                                                                    EXHIBIT 10.7

                                                                  CONFORMED COPY

                           SECURITY TRUST AGREEMENT



                                    between



                          BHF BANK AKTIENGESELLSCHAFT
                              as Security Trustee



              IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GmbH
                                  as Borrower



              IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GmbH
                         IFCO EUROPE BETEILIGUNGS-GmbH
                                  and others
                                  as Chargors


                          BHF BANK AKTIENGESELLSCHAFT
                                as Senior Agent


                               BARCLAYS BANK PLC
                         as Senior Subordinated Agent


                                      and


                                    Others

                                   CONTENTS

Clause                                                                                    Page
1.   Definition and Interpretation.......................................................    2

2.   Appointment of the Security Trustee.................................................    6

3.   Declaration of Trust and Appointment as Administrator...............................    6

4.   The Security Trustee, an Instructing Group and the Lenders..........................    6

5.   Enforcement of Security.............................................................    7

6.   The Security Recoveries Account.....................................................    8

7.   Application of Proceeds.............................................................    8

8.   Distributions to the Beneficiaries..................................................   10

9.   The Security Trustee's Rights, Powers and Discretions...............................   11

10.  Release and Sale of Security........................................................   16

11.  Resignation of Security Trustee.....................................................   17

12.  Appointment of Additional Security Trustees.........................................   17

13.  Benefit of Agreements...............................................................   18

14.  Fees, Costs and Expenses and Indemnity..............................................   18

15.  Notices.............................................................................   20

16.  Information and directions..........................................................   20

17.  Partial Invalidity; Remedies and Waivers............................................   20

18.  Amendments..........................................................................   21

19.  Order of Enforcement................................................................   21

20.  Termination.........................................................................   21

21.  Counterparts........................................................................   22

22.  Governing Law.......................................................................   22

23.  Jurisdiction........................................................................   22

SCHEDULE
Form of Accession Agreement..............................................................   23

THIS SECURITY TRUST AGREEMENT is made this 27th day of February 1998

BETWEEN:

(1) BHF BANK AKTIENGESELLSCHAFT (in its capacity as trustee (Treuhander) and administrator of the Security for the Beneficiaries, the "Security Trustee");

(2) IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GmbH as borrower under the Facility Agreements referred to below (the "Borrower")

(3) IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GmbH, IFCO EUROPE BETEILIGUNGS GmbH, GISO VERWALTUNGSGESELLSCHAFT mbH & CO. BEHALTERLEASING KG, SCHOELLER PLAST INDUSTRIES GmbH, MR. THEODOR MAURER, MR. WERNER ZINGG and MR. LUITPOLD ROEVER (the "Chargors");

(4) BARCLAYS BANK PLC, DG BANK DEUTSCHE GENOSSENSCHAFTSBANK and BHF BANK AKTIENGESELLSCHAFT as joint arrangers of the Senior Facility Agreement (the "Joint Arrangers");

(5) BARCLAYS BANK PLC, BHF BANK AKTIENGESELLSCHAFT, DG BANK DEUTSCHE GENOSSENSCHAFTSBANK, CREDITANSTALT AG, DEUTSCHE BANK AKTIENGESELLSCHAFT, NORDDEUTSCHE HYPOTHEKEN-UND WECHSELBANK AG and OLDENBURGISCHE LANDESBANK AG as co-arrangers of the Senior Facility Agreement (together with the Joint Arrangers the "Arrangers");

(6) BHF BANK AKTIENGESELLSCHAFT in its capacity as agent under the Senior Facility Agreement referred to below (the "Senior Agent");

(7) BARCLAYS BANK PLC in its capacity as agent under the Senior Subordinated Facility Agreement referred to below (the "Senior Subordinated Agent");

(8)  INTERNATIONAL FOOD CONTAINER ORGANISATION GmbH (the "Company
     Counterparty"); and

(9) THE FINANCIAL INSTITUTIONS whose names are set out as Senior Lenders and Senior Subordinated Lenders on the execution pages of this Agreement (the "Lenders").

WHEREAS

(A) Pursuant to a facility agreement dated on or about the date hereof and made between inter alia the Borrower, the Arrangers, the Senior Agent, the Security Trustee and the Senior Lenders (the "Senior Facility Agreement") the Senior Lenders have agreed to make available to the Borrower term and revolving loan facilities upon the terms and subject to the conditions set out therein.

(B) Certain Banks and/or Senior Subordinated Lenders (together with any other Bank or Senior Subordinated Lender entering into a Hedging Agreement, the "Hedge Counterparties") have entered into or have agreed to or may enter into interest rate and/or currency hedging agreements with the Company Counterparty pursuant to and in accordance with the terms of the Facility Agreements (such agreements together with any additional agreements entered into by the Borrower in relation to Permitted Treasury Transactions being hereinafter referred to as the "Hedging Agreements").

(C) By a subordinated facility agreement (the "Senior Subordinated Facility Agreement") dated on or about the date hereof and made between, inter alia, the Senior Subordinated Agent, the Security Trustee, the Senior Subordinated Lenders, the Borrower and IFCO Europe, the Senior Subordinated Lenders have agreed to make available to the Borrower of such amount and on the terms referred to in the Senior Subordinated Facility Agreement for the purposes therein mentioned.

(D) Pursuant to the Security Documents, security is to be granted in favour of the Security Trustee as trustee and/or in favour of the Beneficiaries as security for the obligations of the Borrower under the Facility Agreements and the obligations of the Company Counterparty under any Hedging Agreements.

(E) In consideration of the Lenders making the facilities available to the Borrower, the Chargors have agreed to provide certain security in the amounts and to the extent set out in the Security Documents and the security purposes declarations respectively agreed in relation thereto.

(F) It is a condition precedent to the Facility Agreements that this Agreement is entered into and is performed and fulfilled in accordance with the provisions hereof.

NOW THIS SECURITY TRUST AGREEMENT is made as follows:

1.   Definition and Interpretation

1.1 Terms defined or to which a meaning is ascribed in the Senior Facility Agreement shall, unless otherwise defined herein or unless the context requires otherwise, have the same meaning in this Agreement.

1.2  In this Agreement including the recitals:

"Accession Agreement" means an accession agreement substantially in the form set out in the Schedule hereto with such amendments as the Security Trustee may require;

"Beneficiaries" means the Security Trustee, the Senior Agent, the Senior Lenders, the Hedge Counterparties, the Senior Subordinated Agent, the Senior Subordinated Lenders, the Fronting Bank and the Arrangers and "Beneficiary" means any of them;

"Chargor" means each Chargor and each person who, from time to time, becomes a party to this Agreement pursuant to Clause 13 as a Chargor;

"Enforcement Notice" means a notice in writing to the Security Trustee from the Senior Agent (or, where the Senior Discharge Date has occurred or the Senior Subordinated Agent is otherwise permitted, pursuant to the terms of the Intercreditor Agreement, to instruct the Security Trustee to enforce the Security, the Senior Subordinated Agent) acting on the instructions of the Majority Lenders (or, in the case where such notice is served by the Senior Subordinated Agent pursuant to the terms of the Intercreditor Agreement before the Senior Discharge Date, an Instructing Group (as that term is defined in the Senior Subordinated Facility Agreement)):

     (i) certifying that either (i) a Senior Default has occurred or that (ii) a Senior Subordinated Default has occurred and pursuant to the terms of the Intercreditor Agreement, the Senior Subordinated Agent is entitled to instruct the Security Trustee to enforce the Security; and

     (ii) directing the Security Trustee to enforce the Security and outlining the action which the Majority Lenders wish to take;

"Facility Agreements" means the Senior Facility Agreement and the Senior Subordinated Facility Agreement and "Facility Agreement" means either of them;

"Facility Documents" means the Senior Facility Documents and the Senior Subordinated Facility Documents;

"Hedging Liabilities" shall have the same meaning ascribed to it in the Intercreditor Agreement;

"Lenders" means the Senior Lenders and the Senior Subordinated Lenders;

"Majority Lenders" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Majority Senior Lenders" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Majority Senior Subordinated Lenders" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Proceeds" means all amounts or other recoveries received or made by or on behalf of the Security Trustee in its capacity as Security Trustee for or on behalf of the Beneficiaries, all amounts or recoveries received or made by the Security Trustee pursuant to, or upon enforcement of, any of the Security and in each case after deducting (to the extent not already deducted or retained prior to such receipt or recovery by the Security Trustee):

     (i)   all sums which are by law or contract payable to any Receiver;

     (ii) all sums which the Security Trustee is required by the terms of the Security Documents to pay to any other person or authority before distributing any such receipts or recoveries to any of the Beneficiaries; and

     (iii) all sums which the Security Trustee is by law required to retain or to pay to any person or authority in priority to the Beneficiaries;

"Receiver" means a Konkursverwalter or similar officer appointed by any court for the purpose of realising, getting in or disposing of any of the assets or revenues the subject of any of the Security Documents;

"Relevant Agent" means, (i) with respect to the Security, until the Senior Discharge Date, the Senior Agent and at any time after the Senior Discharge Date, shall mean the Senior Subordinated Agent and (ii) in each other respect, the term "Relevant Agent" shall mean either the Senior Agent and/or the Senior Subordinated Agent as the context may require;

"Secured Assets" means the assets which from time to time are the subject of the Security or which are otherwise encumbered pursuant to any Security Document;

"Security" means any security assumed and accepted by or through the Security Trustee or the Beneficiaries, as the case may be, pursuant to any Security Document and held or administered by the Security Trustee on behalf of or in trust for the Beneficiaries hereunder and any addition or replacement or substitution thereof;

"Security Distribution Amount" means the aggregate amounts standing to the credit of the Security Recoveries Accounts as at close of business in Frankfurt on the date falling eleven business days prior to the Security Distribution Date;

"Security Distribution Date" means each business day on which the Security Trustee is to make a distribution to the Beneficiaries pursuant to Clause 8;

"Security Distribution Entitlement" means:

     (a) in the case of the Senior Liabilities, the Hedging Liabilities and the Senior Agent and each Hedge Counterparty, the amount payable to it (in the case of the Senior Agent for distribution amongst the Senior Lenders) pursuant to Clause 7.1(i);

     (b) in the case of the Senior Subordinated Liabilities and the Senior Subordinated Agent, the amount payable to it (in the case of the Senior Subordinated Agent for distribution amongst the Senior Subordinated Lenders), pursuant to Clause 7.1(ii); and

     (c) in the case of the Postponed Senior Liabilities (as defined in the Intercreditor Agreement) and the Senior Agent, the amount payable to it (for distribution amongst the Senior Lenders), pursuant to Clause 7.1(iii)

"Security Documents" means each of the Senior Security Documents (as that term is defined in the Senior Facility Agreement) and the Senior Subordinated Security Documents (as that term is defined in the Senior Subordinated Facility Agreement));

"Security Purpose Declaration" means, in relation to any Security, the description of the secured claims for which such Security is granted;

"Security Recoveries Account" means the account in the name of the Security Trustee designated "Security Recoveries Account" maintained by the Security Trustee and each account or sub-account established pursuant to the provisions hereof and designated accordingly;

"Senior Default" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Senior Discharge Date" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Senior Facility Documents" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Senior Lenders" means each person who, from time to time, is a party to the Senior Facility Agreement as a Bank;

"Senior Liabilities" shall have the meaning ascribed to it in the Intercreditor Agreement; and

"Senior Subordinated Default" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Senior Subordinated Facility Documents" shall have the meaning ascribed to it in the Intercreditor Agreement;

"Senior Subordinated Lenders" means each person who from time to time is a party to the Senior Subordinated Facility Agreement as a Bank (as that term is defined in the Senior Subordinated Facility Agreement);

"Senior Subordinated Liabilities" shall have the same meaning ascribed to it in the Intercreditor Agreement;

"Total Outstandings" means, in relation to each Beneficiary, the aggregate amount outstanding or owed to it under the Facility Documents, as notified by it upon the request of the Security Trustee.

1.3 Except to the extent that the context otherwise requires, any reference to this "Agreement" shall be construed as a reference to this Agreement as amended, restated or supplemented from time to time in accordance with Clause 18 and shall include any document which is supplemental to, is expressed to be collateral with or is entered into pursuant to or in accordance with the terms of, this Agreement.

1.4  Headings shall be ignored in construing this Agreement.

1.5 References to and definitions of any of the Facility Documents and any other documents or instruments referred to herein shall (subject to the provisions of the Intercreditor Agreement) be deemed to include any documents or instruments amending, varying, supplementing, novating or replacing the terms respectively thereof from time to time.

1.6 Save where the contrary is indicated, or the context otherwise requires, the singular of any defined term includes the plural, and vice versa.

1.7 References to parties herein shall also be deemed to include references to their respective successors, transferees and assigns. References to the Chargors shall be construed to include a reference to any Chargor which provides additional security in relation to any Finance Document and accedes to this Agreement.

2.   Appointment of the Security Trustee

2.1 Each of the parties hereto appoints the Security Trustee as trustee (Treuhander) and administrator for the purpose of holding on trust (Treuhand) and accepting and administering the Security for and on behalf of Beneficiaries.

2.2 The Security Trustee accepts its appointment as a trustee (Treuhander), agent and administrator of the Security on the terms and subject to the conditions set out in this Agreement.

3.   Declaration of Trust and Appointment as Administrator

3.1  The Security Trustee shall

     (i) hold and administer any Security which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht akzessorische Sicherheit) to it as trustee (Treuhander) for the benefit of the Beneficiaries; and

     (ii) administer any Security which is pledged (Verpfandung) or otherwise transferred to any Beneficiary under an accessory security right (akzessorische Sicherheit).

3.2 Each Beneficiary hereby authorises the Security Trustee to accept as its representative (Stellvertreter) any pledge or other creation of any accessory right made to such Beneficiary in relation to the Facility Documents.

3.3 The Security Trustee shall act in relation to all Security in accordance with the terms and subject to the conditions of this Agreement and the relevant Security Document. Each Beneficiary hereby ratifies and approves all acts previously done by the Security Trustee on such Beneficiary's behalf.

3.4 Each relevant Chargor and each relevant Beneficiary agree that the Security Documents entered into between them in addition to this Agreement shall be subject to the relevant terms of this Agreement.

4.   The Security Trustee, an Instructing Group and the Lenders

4.1 Notwithstanding anything to the contrary which may be contained in any of the Facility Documents the Security Trustee shall be entitled to (and shall) assume that the interests of each Beneficiary in connection with this Agreement and the Facility Documents are for all purposes represented by the relevant Majority Lenders (or, where the Facility Documents so provide, the Lenders) and the Borrower, IFCO Europe, each Chargor and each Beneficiary submits to the instructions of the Majority Lenders (or, where the Facility Documents so provide, the Lenders) given in accordance with this Agreement and the Facility Documents.

4.2 The Security Trustee shall, save as otherwise provided in Clause 5 and subject to the provisions of the Facility Documents:

     (i) act as trustee and, as the case may be, as administrator under this Agreement in accordance with any instructions given to it by the Relevant Agent acting on the instructions of the Majority Lenders or the Lenders, as appropriate having regard to the provisions of the Facility Documents, which instructions shall be binding on each Chargor and Beneficiary, provided that where any provision of any of the Facility Documents requires the consent of the Relevant Agent or the Security Trustee to any matter or thing and such provision provides that such consent of the Relevant Agent or the Security Trustee shall not be unreasonably withheld, then the Majority Lenders or the Lenders (as appropriate) having regard to the provisions of the Facility Documents, shall not be entitled to give directions to the Relevant Agent or the Security Trustee to withhold its consent (and shall direct the Relevant Agent or the Security Trustee to give its consent accordingly) if in all the circumstances it would be unreasonable for the Relevant Agent or the Security Trustee to withhold such consent; and

     (ii) if so instructed by the Relevant Agent (acting on the instructions of the Majority Lenders), refrain from exercising any right, power or discretion vested in it as trustee and administrator under the Facility Documents.

4.3 The Security Trustee shall not in any way or to any extent be liable or responsible to the Borrower, IFCO Europe, any Chargor, any Beneficiary or any other person for any loss, liability, costs, damages or expenses arising from any action which it takes, or refrains from taking, with regard to the Facility Documents in accordance with their terms (including, without limitation, any direction contained in an Enforcement Notice to enforce any Security), in accordance with the provisions of this Clause 4, the other provisions of this Agreement or the other Facility Documents save in the case of gross negligence or wilful misconduct or the failure by the Security Trustee to comply with the standard of care which could reasonably be expected to be given by any similar person in similar circumstances.

4.4 Without prejudice to Clause 4.2, the Security Trustee may, whenever it considers it necessary or expedient to do so, refer any question in relation to the exercise and performance of its rights, powers and discretions under this Agreement or any of the other Facility Documents to the Relevant Agent (acting on the instructions of the Majority Lenders or the Majority Senior Subordinated Lenders or Lenders (where appropriate)) or otherwise seek clarification or amplification from the Relevant Agent (acting on the instructions of the Majority Lenders or the Majority Senior Subordinated Lenders or Lenders (where appropriate)) of any direction given to it and, if so directed by the Relevant Agent (acting on the instructions of the Majority Lenders or the Majority Senior Subordinated Lenders or Lenders (where appropriate)) in response to such referral, shall exercise (or refrain from exercising) any such right, power or discretion in accordance with such directions.

5.   Enforcement of Security

5.1 Subject to Clause 9.1(vi) and the terms of the Intercreditor Agreement the Security Trustee shall not take any action to initiate the enforcement of any of the Security unless and until it shall have received an Enforcement Notice directing it to do so. Upon receipt of an Enforcement Notice and upon instruction of the Relevant Agent (acting on the instructions of the Majority Lenders) the Security Trustee shall, subject to the terms and conditions of such Enforcement Notice and hereof, commence with and initiate such measures as the Security Trustee may deem permissable, necessary or advisable for the enforcement of all or part (as instructed) of the Security.

5.2  The parties hereto hereby acknowledge and agree that:

     (i) no Beneficiary shall exercise any independent power to enforce any of the Security or to exercise any rights, remedies, discretions or powers or to grant any consents or releases under or pursuant to the Facility Documents or otherwise have direct recourse to any of the Security; and

     (ii) no Beneficiary (other than in its capacity as a Beneficiary comprising all or part of the Majority Lenders (or where the Facility Documents otherwise provide, the Lenders)) shall be entitled to require the Security Trustee to take any action or proceedings under or in relation to any of the Facility Documents or to exercise any of the rights, powers or discretions conferred on it by this Agreement or any of the Facility Documents.

6.   The Security Recoveries Account

6.1 The Security Trustee shall establish a separate Security Recoveries Account for each currency in which Proceeds are, or are to be, received.

6.2 Subject to Clause 6.3, the Security Trustee shall credit the Proceeds received by it to the relevant Security Recoveries Account.

6.3 With the consent of the Majority Lenders the Security Trustee shall be entitled to convert or exchange any Proceeds (or part thereof) into one or more other currencies prior to crediting the relevant Security Recoveries Account.

6.4 Interest shall accrue on each Security Recoveries Account at such rate, and shall be payable by crediting such interest to such Security Recoveries Account on such dates, as may be reasonably determined by the Security Trustee to be the market rate applicable to deposits in substantially the same amounts and same currencies as the amounts credited to the Security Recoveries Account. Amounts credited to any Security Recoveries Account in respect of interest shall be treated as Proceeds.

7.   Application of Proceeds

7.1 After the Security Trustee shall have received an Enforcement Notice the Security Trustee shall, to the extent permitted by applicable law, apply on such date (each a "Security Distribution Date") as the Security Trustee shall select (and in any event, no less frequently than quarterly) Proceeds standing to the credit of the Security Recoveries Account(s) after providing for all of its outgoings, costs, charges, expenses and liabilities in connection with acting as Security Trustee (and after setting aside such sums as it considers will or may become payable in the future and which it considers will not or may not be discharged out of future receipts from the enforcement of any Security and after providing for payments ranking in priority as a matter of law):

     (i) prior to the Senior Discharge Date, in or towards payment pro rata of the Senior Liabilities (but excluding the Postponed Senior Liabilities) and the Hedging Liabilities, including, without limitation any amounts required by way of cash collateral in respect thereof by payment to the Senior Agent and each Hedge Counterparty in rateable proportions to the amounts then due to the Senior Lenders and the Hedge Counterparties (and the Senior Agent shall apply any monies so received by it from the Security Trustee in accordance with the terms of the Senior Facility Agreement);

     (ii) after the Senior Discharge Date, in or towards payment of the Senior Subordinated Liabilities by payment to the Senior Subordinated Agent and the Hedge Counterparties in rateable proportions to the amounts then due to the Senior Subordinated Lenders and the Hedge Counterparties (and the Senior Subordinated Agent shall apply any monies so received by it from the Security Trustee in accordance with the terms of the Senior Subordinated Facility Agreement); and

     (iii) after the Senior Subordinated Discharge Date (as defined in the Intercreditor Agreement) in or towards payment pro rata to the Senior Agent for distribution in accordance with the Senior Facility Agreement, for application towards the Postponed Senior Liabilities which are then due in rateable proportions.

7.2 Any balance shall be held by the Security Trustee and shall be subsequently applied in accordance with 7.1 above as and when relevant amounts become due and may be so applied. Any balance held by the Security Trustee after irrevocable discharge in full of the Senior Liabilities, including, without limitation, any amounts required by way of cash collateral in respect thereof, (as to which amounts the Security Trustee shall be entitled to rely on a written certificate from the Senior Agent and the Hedge Counterparties (as the case may be)), shall (after providing for payments ranking in priority as a matter of law) be paid in accordance with Clauses 7.1(ii) and 7.1(iii) above and otherwise to such person (in the reasonable opinion of the Security Trustee) as may be entitled thereto.

7.3 The Security Trustee shall be entitled to make any currency conversions necessary for the purpose of making any of the payments referred to in Clause
7.1 in the currency/currencies in which the liabilities are denominated at the time of such payments.

7.4 The Security Trustee shall be entitled to make the deductions and withholdings (on account of tax or otherwise) from payments to the Beneficiaries hereunder which it is required by any applicable law to make, and to pay all tax which may be assessed against it in respect of any of the Security, in respect of anything done by it in its capacity as Security Trustee or otherwise by virtue of its capacity as such. Each Chargor agrees that amounts outstanding under any of the Facility Documents shall only be discharged by virtue of receipt or recovery by the Security Trustee of Proceeds and to the extent that the ultimate recipient actually and effectively receives monies from the Security Trustee hereunder sufficient to satisfy the share of the relevant recipient of any amount outstanding under any of the Facility Documents.

7.5 If any Chargor receives any sum from any person which, pursuant to the Facility Documents, should have been paid to the Security Trustee, such sum shall be held on trust for the Security Trustee (for the benefit of the Beneficiaries). Such Chargor undertakes to pay to the Security Trustee such sum for application in accordance with this Clause 7.

7.6 For the avoidance of doubt, Clause 31 of the Senior Facility Agreement applies mutatis mutandis to this Agreement.

8.   Distributions to the Beneficiaries

8.1 Prior to the Security Trustee making any distribution to the Beneficiaries pursuant to Clause 7 hereof, the Security Trustee shall no later than ten business days prior to the Security Distribution Date (such tenth business day hereafter referred to as the "Distribution Notification Date") notify the Borrower on behalf of the Chargors and the Beneficiaries of:

     (i)  the Security Distribution Amount; and

     (ii) the Security Distribution Date;

and request the Beneficiaries or the Relevant Agent on their behalf each to notify the Security Trustee (such notification (which shall be binding on the Beneficiary giving it) to be received by the Security Trustee at least five business days prior to the proposed Security Distribution Date and copied to the Borrower) of the aggregate amount outstanding to it (or, in the case of notification by a Relevant Agent, the amount outstanding to those Beneficiaries on whose behalf such notification is given) under the Facility Documents calculated as at the Distribution Notification Date.

8.2 Four business days prior to the Security Distribution Date the Security Trustee shall calculate the Security Distribution Entitlement for each Beneficiary (or group of Beneficiaries) and shall notify on the next business day each Beneficiary of its Security Distribution Entitlement.

8.3 Once the Security Trustee has effected such calculations referred to in Clause 8.2 above, the Security Trustee shall be entitled to effect such currency conversions and exchanges as the Security Trustee may determine to be necessary to provide for any Security Distribution Entitlement to be distributed in accordance with Clause 8.4 below in the currency in which the obligations of the Borrower are denominated. The Security Trustee shall be entitled to apply such amount of such other currency as the Security Trustee may determine standing to the credit of any of the Security Recoveries Account(s) as may be required to fund each such currency exchange or conversion.

8.4 On each Security Distribution Date, the Security Trustee shall distribute the Security Distribution Amount by paying to each Beneficiary (or, in the case of the Senior Lenders and, where applicable, the Senior Subordinated Lenders, to the Senior Agent or the Senior Subordinated Agent (as applicable), on their behalf) an amount equal to the Security Distribution Entitlement for such Beneficiary (or group of Beneficiaries (as appropriate)) and in the relevant currency or currencies for application against each Beneficiary's share of amounts outstanding under the Facility Documents.

8.5 Any payment made pursuant to Clause 8.4 above shall be made by the Security Trustee to such account as such Beneficiary (or the Relevant Agent on its behalf) may have notified to the Security Trustee for that purpose. It is hereby acknowledged and agreed that the Security Trustee shall not be concerned to, and shall have no duty or responsibility to, see to or enquire as to the application by any Beneficiary of any payments so made to it by the Security Trustee.

8.6 The Security Trustee shall promptly and in any event within seven business days thereafter forward to the Beneficiaries and to the Borrower on behalf of the Chargors details of the amounts of all distributions made in accordance with Clauses 7 and 8 hereof.

8.7 In making any calculation or payment pursuant to this Clause 8 the Security Trustee shall be entitled to rely upon the information supplied to it by the Beneficiaries and/or the Chargors (including without limitation, information as to amounts outstanding under the Facility Documents) and shall be entitled to make distributions hereunder based on such calculations. In case of any discrepancy between a Beneficiary's and any Chargor's information the Beneficiary's information shall prevail, save for manifest error.

9.   The Security Trustee's Rights, Powers and Discretions

9.1  The Security Trustee may:

     (i) assume unless it has, in its capacity as Security Trustee, actual knowledge or actual notice to the contrary, that:

           (a) any representation made by any Chargor in, or pursuant to, any of the Facility Documents to which it is expressed to be a party is true;

           (b) no Event of Default or Potential Event of Default (each as defined in each Facility Document) has occurred;

           (c) no Chargor is in breach of or default under its obligations under any of the Facility Documents to which it is expressed to be a party;

           (d) the identity of the Senior Agent and the Senior Subordinated Agent is as notified to it at the date of this Agreement or subsequently notified to it in writing by the Relevant Agent;

           (e) a person purporting to be an authorised signatory of any of the Chargors or any other person is duly authorised to act in that capacity by or on behalf of such Chargor or other person; and

           (f) any direction (including, without limitation, any direction contained in an Enforcement Notice) received by it from a Relevant Agent or the Majority Lenders is correct;

     (ii) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Chargor upon a certificate signed by or on behalf of such Chargor;

     (iii) rely upon any communication or document believed by it to be genuine;

     (iv) refrain from acting in accordance with an Enforcement Notice or any other any instruction until it shall have received such security as it may require for itself (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

     (v) engage and pay for the advice or services of, and rely and act on the opinion or advice (howsoever given) of, or any information obtained from, any lawyers, accountants, surveyors or other professional advisers or experts whose advice or services may to it seem necessary, expedient or desirable;

     (vi) refrain from exercising any right, power or discretion vested in it under any of the Facility Documents unless and until instructed by a Relevant Agent (acting on the instructions of the Majority Senior Lenders (or, where appropriate, the Majority Senior Subordinated Lenders or the Lenders)) as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

     (vii) other than the actual realisation of any Security, do any act or thing in the exercise of any of its duties under the Facility Documents which in its absolute discretion (in the absence of any instructions of the Relevant Agent (acting on the instructions of the Majority Lenders (or, where appropriate, the Majority Senior Subordinated Lenders) as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Beneficiaries, including in matters of urgency the commencement of required action for the enforcement (to which the Security Trustee is expressly authorised herewith); this shall include the giving of information in relation to the Security or the Secured Assets to the Relevant Agent; and

     (viii) upon a disposal of any Secured Assets by any Receiver, or by any of the Chargors (where the Security Trustee has consented to such disposal) to any third party, release on its own behalf and on behalf of the Beneficiaries such Secured Assets from Security, provided that, without the consent of the relevant Beneficiaries, no Security shall be released where any claim secured by such Security as described in the Security Purpose Declaration for such Security is still outstanding and not effectively paid.

9.2 The Security Trustee may (in accordance with the provisions of the Intercreditor Agreement), subject to the proviso hereto and unless the express provisions of any such Security Document provide otherwise, if authorised by the Relevant Agent (acting on the instructions of the Majority Lenders amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any of the Security Documents; any such amendments, variation, waiver or consent so authorised shall be binding on all the parties hereto and the Security Trustee shall be under no liability whatsoever in respect thereof provided that the Security Trustee shall not be authorised, except with the prior written consent of all the Beneficiaries:

     (a) (without prejudice to Clause 9.1(viii) above) to agree to any change which would affect the nature or the scope of or to release any of the Secured Assets or the manner in which Proceeds are distributed thereunder or hereunder; or

     (b)    to agree to any amendment to this Clause 9.2.

9.3 Notwithstanding anything to the contrary expressed or implied herein, the Security Trustee shall not:

     (i) be bound to enquire as to the occurrence of any Senior Default, Senior Subordinated Default or Potential Event of Default (as defined in any of the Facility Agreements);

     (ii) be bound to enquire as to whether or not any representation made by any of the Chargors under or in connection with any of the Facility Documents is true;

     (iii) be liable for any losses to any Beneficiary, howsoever caused, as a result of taking or omitting to take any action whatsoever in relation to any of the Facility Documents or otherwise, save in the case of gross negligence of wilful misconduct;

     (iv) be bound to account to any Beneficiary for any sum or the profit element of any sum received by it for its own account whether in connection with the Facility Documents or otherwise;

     (v) be bound to disclose to any other person any information relating to any Chargor if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person or is prohibited under the Facility Documents; or

     (vi) be under any obligations other than those for which express provision is made herein or in any of the Facility Documents.

9.4 The Security Trustee accepts no responsibility for the accuracy and/or completeness of any information supplied by any of the Chargors or any other person in connection with, or for the legality, validity, effectiveness, adequacy or enforceability of, any of the Facility Documents and shall not be liable or responsible for any losses to any person, howsoever caused, as a result of taking or omitting to take any action whatsoever in relation to any of the Facility Documents or otherwise, save in the case of gross negligence or wilful misconduct.

9.5 Each of the Beneficiaries agrees that it will not assert or seek to assert against any director, officer or employee of the Security Trustee any claim it might have against any of them in respect of the matters referred to in Clause 9.4.

9.6 Each Beneficiary agrees that the liability of the Security Trustee in performing its duties hereunder shall be limited only to claims arising out of the Security Trustee's own gross negligence or wilful misconduct; further, with respect to any claim, the Security Trustee shall not be liable for any indirect or consequential loss or damage suffered by any person.

9.7 The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, each of the Chargors.

9.8 It is understood and agreed by each Beneficiary that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each of the Chargors and, accordingly, each Beneficiary warrants to the Security Trustee that is has not relied and will not hereafter rely on the Security Trustee:

     (i) to check or enquire on such Beneficiary's behalf into the adequacy, accuracy or completeness of any information provided by any of the Chargors or any other person in connection with any of the Facility Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Beneficiary by the Security Trustee);

    (ii) to check or enquire on such Beneficiary's behalf into the adequacy, accuracy or completeness of any communication delivered to the Security Trustee under any of the Facility Documents, any legal or other opinions, reports, valuation, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Facility Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

    (iii) to check or enquire on such Beneficiary's behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any guarantee, indemnity or security given or created by the Facility Documents or any obligations imposed thereby or assumed thereunder;

    (iv) to check or enquire on such Beneficiary's behalf into the ownership, value or sufficiency of any of the Secured Assets, the priority of any of the Security, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same; or

     (v) to assess or keep under review on such Beneficiary's behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Chargor.

9.9 The Security Trustee, and every attorney, agent or other person appointed by it under any of the Facility Documents, shall have the right to be indemnified out of the Proceeds against all claims, demands, liabilities, proceedings, costs, fees, charges, losses and expenses incurred by any of them in relation to or arising out of the taking or holding of any of the Security, the exercise or purported exercise of any of the rights, trusts, powers and discretions vested in any of them or any other matter or thing done or omitted to be done in connection with any of the Facility Documents or pursuant to any law or regulation (otherwise than as a result of its gross negligence or wilful misconduct or the failure by the Security Trustee to comply with the standard of care which could reasonably be expected to be given by any similar person in similar circumstances).

9.10 The Security Trustee may:

     (i) whenever it thinks fit, delegate by power of attorney or otherwise to any prudently selected person or persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Facility Documents and such delegation may be made upon such terms and subject of such conditions (including the power to sub-delegate) and subject to such regulations as it may think fit and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate;

    (ii) accept without enquiry, requisition or objection such right and title as any of the

           Chargors or any other person may have to any of the Secured Assets belonging to such Chargor or such other person (or any part thereof), and the Security Trustee shall not be bound or concerned to investigate or make any enquiry into the right or title of such Chargor or other person to such property (or any part thereof) or, without prejudice to the foregoing, to require such Chargor or other person to remedy any defect in its right or title as aforesaid;

   (iii) refrain from doing anything which would or might in its opinion be contrary to any relevant law, directive or regulation of any jurisdiction or which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

    (iv) determine all questions and doubts arising in relation to the interpretation or application of any provisions of any Security Document as it affects the Security Trustee (and any such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee) shall be conclusive and shall bind the other parties hereto); and

     (v) the Security Trustee shall be at liberty to place all title deeds and other documents certifying, representing or constituting the title to any of the property which is the subject matter of the Security Documents for the time being in its hands in any safe deposit, safe or receptacle selected by the Security Trustee or with any reputable bankers or banking company (including the Security Trustee, the Senior Agent or the Senior Subordinated Agent or any of the Beneficiaries) or reputable company whose business includes undertaking the safe custody of documents or reputable lawyers and/or notaries and may on the instructions of the Senior Agent or, subject to the terms hereof, the Senior Subordinated Agent make any such arrangements as they think fit for allowing the relevant Chargor or its lawyers or auditors access to or possession of such title deeds and other documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession.

9.11 Without prejudice to the provisions of any of the Facility Documents, the Security Trustee shall not be under any obligation to insure any Facility Documents, to insure any of the Secured Assets or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

9.12 Each of the Chargors and the Beneficiaries hereby relieves the Relevant Agent to the full extent necessary from the restrictions of Section 181 of the German Civil Code (BGB) to perform its duties and obligations as Security Trustee hereunder.

9.13 The powers, trusts, authorities and discretions conferred upon the Security Trustee by this Agreement shall be in addition to any which may from time to time be vested in the Security Trustee by general law or otherwise.

9.14 The Security Trustee shall promptly after receipt thereof provide to each of the Senior Agent and the Senior Subordinated Agent (the "Agents") a copy of any notice or information received by it under or pursuant to the Facility Documents from any person other than such Agent and shall provide to the Agents at the time of giving such notice a copy of any notice given by the Security Trustee hereunder or in relation hereto to any person other than such Agent.

10.   Release and Sale of Security

10.1 The Security Trustee shall and is hereby authorised by each of the Senior Lenders, the Hedge Counterparties and the Senior Subordinated Lenders (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and each Senior Lender, Hedge Counterparty, Senior Subordinated Lender and other party hereto where relevant without the need for any further referral to, or authority from, any Senior Lender, Hedge Counterparty, Senior Subordinated Lender or other person all necessary releases of any security or guarantees given by any Chargor under any Facility Document in relation to the disposal of any asset which is permitted or required under or consented to in accordance with the Facility Documents including, without limitation:

     (i) any formal release of any asset which the Security Trustee is, pursuant to the Facility Documents, required to give or which, in its absolute discretion considers necessary or desirable in connection with that disposal; and

     (ii) any release of any security given by any Chargor which is or is a subsidiary of a company which is sold in accordance with the terms of and without any breach of the Facility Documents.

10.  If:

     (i) pursuant to an enforcement of any of the Security Documents, the Security Trustee on the instructions or with the consent of the Majority Lenders sells or otherwise disposes of any assets; or

     (ii) the Chargor concerned sells or otherwise disposes of such asset at the request of the Security Trustee on the instructions or with the consent of the Majority Lenders after a Senior Default, or, if after the Senior Discharge Date after a Senior Subordinated Default, the Security Trustee is hereby authorised by each of the Senior Lenders, the Hedge Counterparties and the Senior Subordinated Lenders to execute on behalf of itself and each such Senior Lender and Hedge Counterparty (if prior to the Senior Discharge Date) and each Senior Subordinated Lender and Senior Subordinated Hedge Counterparty, without the need for any further referral to or authority from such Senior Lender, Hedge Counterparty or Senior Subordinated Lender, any release of the security created by the Security Documents over that asset provided that in each such case the proceeds are to be applied in the manner provided for in this Agreement.

 11.  Resignation of Security Trustee

11.1 The Security Trustee may resign as such hereunder at any time without assigning any reason therefore by giving not less than ten days' prior written notice to that effect upon satisfaction in full of all liabilities under the Facility Documents (the "Liabilities") and at any other time by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto; or a Relevant Agent (acting on the instructions of the Majority Senior Lenders and the Majority Senior Subordinated Lenders acting together) may at any time terminate the appointment of the Security Trustee hereunder by giving not less than sixty days' prior written notice to each of the other parties hereto, provided that no such resignation or termination shall be effective until (i) a successor to the Security Trustee is appointed in accordance with the succeeding provisions of this Clause 11, (ii) all of the Security and title to the Secured Assets and all of the Security Trustee's rights, benefits and obligations under the Facility Documents have been validly transferred to such successor; (iii) such successor has confirmed its agreement to be bound by the provisions of this Agreement and all other related agreements to which the Security Trustee is a party; and (iv) all amounts then due or owing to the Security Trustee (whether in respect of fees, costs, expenses or otherwise) have been duly paid and no other amounts are then outstanding to the Security Trustee hereunder.

11.2 If the Security Trustee gives notice of its resignation or its appointment is terminated pursuant to Clause 11.1, any reputable bank or other financial institution may be appointed as a successor to the Security Trustee by Majority Senior Lenders and Majority Senior Subordinated Lenders (acting together) but, if no such successor is so appointed within a reasonable time, the Security Trustee may appoint such a successor itself.

11.3 If a successor to the Security Trustee is appointed under the provisions of Clause 11.2, (i) the resigning Security Trustee shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of Clauses 5, 9, this Clause 11 and Clause 13 and (ii) such successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

 12.  Appointment of Additional Security Trustees

The Security Trustee may at any time in its sole discretion appoint any person to act either as a separate trustee or as a co-trustee jointly with it (i) if it considers such appointment to be in the interests of the Beneficiaries or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems relevant for the purposes hereof, and the Security Trustee shall give prior notice to each Chargor of any such appointment. Any person so appointed shall have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall have the same benefits under Clauses 5, 9, 11 and 13 as the Security Trustee. The Security Trustee shall have power in like manner to remove any person so appointed. Such reasonable remuneration as the Security Trustee may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges and expenses incurred by the Security Trustee in performing its function as trustee hereunder and shall not be considered part of any fee the Security Trustee may charge for its acting in such capacity.

13.   Benefit of Agreements

13.1 This Agreement shall be binding on and enure to the benefit of each party hereto and its successors in title.

13.2 No party hereto may assign all or any of its rights or transfer any of its obligations hereunder except as expressly permitted by the Facility Documents or as may be required by law and any such transfer or assignment which may be so permitted shall not take effect unless the transferee or assignee has delivered to the Security Trustee a duly completed Accession Agreement.

13.3 Each Chargor authorises each Beneficiary to effect an assignment of the security interests created by any Chargor to or for the benefit of such Beneficiary to any Lender or the Security Trustee unless any such assignment is not effected in order to protect or with a view to protecting the interests of the relevant Beneficiary. It is understood that in relation to security interests which are accessory security interests under the laws under which they are created such security interests would automatically follow the assignment and transfer of the relevant secured claim under the relevant Facility Agreement or any other Facility Document.

13.4 Each Chargor authorizes and approves any assignment and transfer effected to any Transferee pursuant to Clause 41 of the Senior Facility Agreement or Clause 34 of the Senior Subordinated Facility and agrees to be bound towards each Transferee (as defined in each Facility Agreement) as if such Transferee were an original party to the relevant Facility Agreement and this Agreement.

13.5 Each person entering into this Agreement as Chargor after the date of first execution hereof pursuant to the requirements of additional security under any Facility Document or otherwise, and who endorses a conformed copy hereof countersigned by the Security Trustee (for itself and on behalf of all other parties hereto), shall be bound by the terms hereof as if it were an original party hereto.

13.6 The Security Trustee shall be entitled, at its discretion, to require any person granting security for the obligations of the Borrower under the Facility Documents, any person who replaces or succeeds any party hereto, any Hedge Counterparty or Company Counterparty, any person becoming a Lender under the Facility Agreements or any person who is party to a security pool agreement contemplated by the Facility Documents to enter into an Accession Agreement to become a party hereto and the Borrower and IFCO Europe agree to procure that any Group Entity who provides any security, guarantee or other surety in respect of the obligations of the Borrower in respect of any of the Facility Documents shall, if so required by the Security Trustee, become a party hereto by delivering to the Security Trustee a duly completed Accession Agreement.

 14.   Fees, Costs and Expenses and Indemnity

14.1 Each Chargor shall, from time to time on demand of the Security Trustee, reimburse the Security Trustee for all out of pocket costs and expenses reasonably incurred by the Security Trustee in acting as such hereunder and in relation to the Security Documents, including all costs of convening and holding any meeting of the Beneficiaries (or any part thereof) for any purpose whatsoever and all professional fees.

14.2 Each Chargor shall, from time to time on demand of the Security Trustee, reimburse the

Security Trustee for all costs and expenses (including professional fees) incurred in or in connection with the preservation, protection and/or enforcement of the Security or any part thereof.

14.3 Each Chargor shall indemnify the Security Trustee and every attorney, agent or other person appointed by it against all claims, demands, liabilities, proceedings, costs, fees, charges, losses and expenses incurred by any of them in relation to or arising out of the taking or holding of any of the Security in the exercise of the rights, trusts, powers and discretions vested in any of them or in respect of any matter or thing done or omitted to be done in connection with this Agreement or pursuant to any law or regulation (otherwise than as a result of its gross negligence or wilful misconduct or the failure by the Security Trustee or such other person to comply with the standard of care which could reasonably be expected to be given by any similar person in similar circumstances).

14.4 Each Chargor shall pay all fees and other taxes to which this Agreement or any of the Security Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Security Trustee, indemnify the Security Trustee and each Beneficiary against all liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such fee or tax.

14.5 Each Chargor shall pay to the Security Trustee for its services hereunder a reasonable fee as determined by the Security Trustee in case any other Security than that specified in the Schedule hereto is taken or administered by the Security Trustee.

14.6 All fees payable by the Chargors under this Clause 14 shall be exclusive of value added tax or any similar tax, which, if applicable, shall be payable by the Chargors at the relevant rate from time to time in addition to such fees.

14.7 The Chargors shall, from time to time on demand of the Security Trustee, reimburse the Security Trustee for its own account at such daily and/or hourly rates as the Security Trustee shall from time to time determine, acting reasonably, for the cost of utilising its management time and/or other resources in connection with taking all such steps or other action in its capacity as trustee which the Security Trustee may deem appropriate, which the Beneficiaries or the Majority Lenders (or, where appropriate, the Lenders) require or which any of the Chargors requests in connection with:

       (i) the granting or proposed granting of any waiver, consent or release hereunder or under any of the Security Documents;

       (ii) any amendment or proposed amendment hereto or to any of the Security Documents;

       (ii) the occurrence of any Senior Default or Senior Subordinated Default or any investigation as to whether any such default under any of the Facility Agreements may have occurred; or

       (iv) the preservation and/or enforcement of any of the rights of the Beneficiaries under any of the Facility Documents.

14.8 If the Chargors fail to perform any of their obligations under any of Clauses 14.1 to 14.7 each Beneficiary shall, in the proportion borne by its share of the Total Outstandings to the aggregate of the Total Outstandings of all the Beneficiaries for the time being (or, if the Total Outstandings of all the

Beneficiaries are zero, immediately prior to their being reduced to zero), indemnify the Security Trustee against any loss incurred by it as a result of such failure and the Chargors shall jointly and severally indemnify each Beneficiary against, and forthwith reimburse to each Beneficiary the amount of, any payment made by it pursuant to this Clause 14.8.

14.9 The obligations of each Chargor under this Clause 14 shall be joint and several.

14.10 Nothing in this Clause 14 shall prejudice the rights of the Security Trustee in respect of any fees, costs and expenses payable to the Security Trustee under any of the other Facility Documents.

15.    Notices

15.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

15.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Security Trustee or, in the case of the Security Trustee, to the Beneficiaries, and the Chargors specified another address) be made or delivered to that other person at the address set out below and shall be deemed to have been made or delivered when despatched, with appropriate answerback received (in the case of any communication made by telex), when received (in the case of any communication made by facsimile) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Security Trustee shall be effective only when received by it.

The notice address for each party shall be the address identified with its signature below.

15.3 Each Chargor shall appoint an agent for the receipt of notices and for the service of process under or in relation hereto.

15.4 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English.

16.    Information and directions

The parties hereto shall furnish to the Security Trustee such information and directions as the Security Trustee may reasonably specify as being necessary or desirable or which it may require for the purpose of enabling the Security Trustee to perform its functions as such.

17.    Partial Invalidity; Remedies and Waivers

17.1 If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect such provision shall be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any other parties hereto and the relevant provision shall be replaced with a new provision reflecting the commercial intent of the parties which provision shall be legal, valid and enforceable under the law of the relevant jurisdiction.

The parties hereto shall replace such illegal, invalid or unenforceable provision by such provision which comes as close as legally possible to the purpose of this Agreement.

17.2 No failure to exercise, nor any delay in exercising, on the part of the Beneficiaries or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

18.    Amendments

Other than in the case of an amendment or supplement to correct a manifest error (which may be made by the Security Trustee) any amendment variation, waiver, consent or supplement to this Agreement (including this Clause 18) may be made only with the agreement of all the parties in writing.

19.    Order of Enforcement

Each of the Chargors hereby waives, to the extent permitted under applicable law, all rights it may otherwise have to require that any Security be enforced in any particular order or manner or that any sum received or recovered from any person, or by virtue of the enforcement of the Security or any other encumbrance of any nature over any assets or revenues, which is capable of being applied in or towards discharge of any amounts outstanding under any of the Facility Documents or any other obligations the discharge of which is secured by any of the Senior Security Documents, is so applied.

20.    Termination

20.1 If the Security Trustee, with the approval of the Majority Senior Lenders and Majority Senior Subordinated Lenders shall determine that all amounts outstanding under any of the Facility Documents and all related liabilities have been fully and finally discharged, the trust created hereunder shall be terminated, whereupon each Chargor and the Security Trustee shall be released from its obligations hereunder (save for those which arose prior to such winding-up).


20.2 The Security Trustee shall following a determination referred to in Clause 20.1, in accordance with the terms of the Security Documents or otherwise if so directed in writing by a Relevant Agent (acting on the instructions of the Majority Senior Lenders or Majority Senior Subordinated Lenders (as appropriate) as soon as reasonably practical release any Security and/or release from Security any of the Secured Assets and/or reassign to the relevant Chargor and/or such other person as may be entitled thereto any property or rights assigned or put into trust by such Chargor and/or such other person to the Security Trustee as security in accordance with the provisions of the Security Documents or, as the case may be, such written directions.

21.    Counterparts

This Agreement may be executed in any number of counterparts each of which shall constitute an original.

22.    Governing Law

This Agreement shall be governed by, and construed in accordance with, German law.

23.    Jurisdiction

23.1 Each of the parties hereto irrevocably agrees for the benefit of each of the Beneficiaries that the District Court (Landgericht) of Frankfurt am Main shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

23.2 Each party to this agreement irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 23.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

23.3   The submission to the jurisdiction of the courts referred to in Clause
23.1 shall not (and shall not be construed so as to) limit the right of the Beneficiaries or any of them to take proceedings against any of the Chargors in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

23.4 Each of the parties hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or the relationships established hereunder and whether arising or asserted before or after the date hereof or before or after the payment, observance and performance in full of such party's obligations hereunder.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto the day and year first above written.

                                   SCHEDULE

                          Form of Accession Agreement



THIS Agreement dated [      ], [    ] is supplemental to a security trust
agreement (the "Security Trust Agreement") dated [    ] between, amongst others,
the Security Trustee, the Senior Lenders and the Senior Subordinated Lenders.

Words and expressions defined in the Security Trust Agreement have the same meaning when used in this Agreement.

[Name of new Chargor/Lender/Agent/Security Trustee/Hedge Counterparty] hereby agrees with each other person who is or who becomes a party to the Security Trust Agreement that with effect on and from the date hereof it will be bound by the Security Trust Agreement as [a Hedge Counterparty/Senior Lender/Senior Subordinated Lender/Senior Agent/Senior Subordinated Agent/Security Trustee/Chargor] as if it had been party to the Security Trust Agreement in that capacity.

Address for notice of [Name] for the purposes of Clause 15 (Notices) of the Security Trust Agreement is:-

     [

                                 ].

This Agreement is governed by German law. The provisions of Clause 23 of the Security Trust Agreement shall apply hereto mutatis mutandis as if set out herein.


By [Name of Acceding Party]

Name:

Address:

As Borrower, Chargor and Company Counterparty

IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GmbH

By:          /s/ GUNTER GERLAND      /s/ DR. FRANK TOFFLINGER

Address:         Zugspitzstrasse 15
                 D-82049 Pullach
                 Germany

Telephone:
Facsimile:       +49 89 74491-239
Attention:       Dr. Frank Tofflinger; copy to Martin
                 and Christoph Schoeller:  Fax: (+49) (89) 74491-298


As Chargor

IFCO EUROPE BETEILIGUNGS-GmbH

By:          /s/ MARTIN SCHOELLER

Address:         Zugspitzstrasse 15
                 D-82049 Pullach
                 Germany

Telephone:
Facsimile:       +49 89 74491-239
Attention:       Dr. Frank Tofflinger; copy to Martin
                 and Christopher Schoeller:  Fax: (+49) (89) 74491-298


GISO VERWALTUNGSGESELLSCHAFT mbH & CO. BEHALTERLEASING KG

By:          /s/ E. WILCKE

Address:         c/o Luitpold Roever
                 Widenmayerstrasse 28/IV
                 D-80538
                 Germany

Telephone:
Facsimile:       +49 89 74491-239
Attention:       Dr. Frank Tofflinger; copy to Martin
                 and Christoph Schoeller:  Fax: (+49) (89) 74491-298

SCHOELLER PLAST INDUSTRIES GmbH

By:          /s/ E. WILCKE

Address:         Zugspitzstrasse 15
                 D-82049 Pullach
                 Germany

Telephone:
Facsimile:       +49 89 74491-239
Attention:       Dr. Frank Tofflinger; copy to Martin
                 and Christopher Schoeller:  Fax: (+49) (89) 74491-298


T. MAURER

By:          /s/ E. WILCKE

Address:         Neugutstrasse 54
                 CH 8600 Dubendorf

Telephone:
Facsimile:


W. ZINGG

By:          /s/ E. WILCKE

Address:         Arnistrasse 6
                 CH 8908 Hedingen

Telephone:
Facsimile:


LUITPOLD ROEVER

By:          /s/ E. WILCKE

Address:         Wieden mayerstrasse 28/IV
                 D80538 Munich

Telephone:
Facsimile:

The Security Trustee

BHF BANK AKTIENGESELLSCHAFT

By:              /s/ MICHAEL FOCKING                 /s/ BARBARA BACH

Address:         Bockenheimer Landstrasse 10
                 60323 Frankfurt am Main
                 Germany

Telephone:
Facsimile:       + 49 69 718 4480
Attention:


The Arrangers

BARCLAYS BANK PLC

By:              /s/ TIM TAYLOR

Address:         5 The North Colonnade
                 Canary Wharf
                 London E14 4BB

Telephone:
Facsimile:
Attention:


DG BANK DEUTSCHE GENOSSENSCHAFTSBANK

By:              /s/ MARKUS KASCH     /s/ ANDREAS THONHAUSER


Address:         Deurtenstrasse 16
                 80268 Munich
                 Germany

Telephone:
Facsimile:       + 49 89 2134 2639
Attention:

BHF BANK AKTIENGESELLSCHAFT, HEAD OFFICE, FRANKFURT/MAIN

By:              /s/ BARBARA BACH          /s/ MICHAEL FOCKING

Address:         Niederlassung Munchen
                 Max-Joseph-Strasse 6
                 8033 Munchen

Telephone:       + 49 89 551 73267
Facsimile:       + 49 89 551 73292
Attention:       Jorg Salven

CREDITANSTALT AG

By:              /s/ HANS-GUNTHER NORDHUES

Address:         Brienner Str. 9
                 D-80333
                 Munich

Telephone:
Facsimile:       + 49 89 290 74588
Attention:


NORDDEUTSCHE HYPOTHEKEN-UND WECHSELBANK AG

By:              /s/ HANS-GUNTHER NORDHUES

Address:         Postflach 10
                 Domstrasse 9
                 20033 Hamburg

Telephone:
Facsimile:       + 49 40 32 4122
Attention:

DEUTSCHE BANK AKTIENGESELLSCHAFT, MUNICH BRANCH

By:              /s/ HANS GUNTHER NORDHUES

Address:         Unternehmen und Institutionen
                 Riesstrasse 25
                 80992 Munich
                 Germany

Telephone:
Facsimile:       +49 89 23902-033
Attention:       Mr. Manfred Graeff


OLDENBURGISCHE LANDESBANK AG

By:              /s/ HANS GUNTHER NORDHUES

Address:         Postflach 26
                 26016 Oldenburg

Telephone:
Facsimile:       + 49 441 210 362
Attention:


The Senior Agent

BHF BANK AKTIENGESELLSCHAFT, HEAD OFFICE, FRANKFURT/MAIN


By:              /s/ BARBARA BACH       /s/ MICHAEL FOCKING


Address:         Max-Joseph - Strasse 6
                 80333 Munchen
                 Germany

Telephone:       +49 89 55173-267
Facsimile:       +49 89 55173-292
Attention:       Jorg Salven

The Senior Subordinated Agent

BARCLAYS BANK PLC

By:              /s/ TIM TAYLOR

Address:         Bockenheimer Landstrasse 38-40
                 60323 Frankfurt am Main

Telephone:       + 49 69 7161 1862
Facsimile:       + 49 69 7161 1889
Attention:


The Senior Lenders

BARCLAYS BANK PLC

By:              /s/ TIM TAYLOR

Address:         Bockenheimer Landstrasse 38-40
                 60323 Frankfurt am Main

Telephone:       + 49 69 7161 1862
Facsimile:       + 49 69 7161 1889
Attention:

DG BANK DEUTSCHE GENOSSENSCHAFTSBANK


By:              /s/ ANDREAS THONHAUSER  MARKUS KASCH


Address:         Deurtenstrasse 16
                 80268 Munich
                 Germany

Telephone:
Facsimile:       +49 89 21342-639
Attention:       Mr. Markus Kasch

BHF BANK AKTIENGESELLSCHAFT, HEAD OFFICE, FRANKFURT/MAIN


By:              /s/ BARBARA BACH         /s/ MICHAEL FOCKING


Address:         Max-Joseph - Strasse 6
                 80333 Munchen
                 Germany

Telephone:       +49 89 55173-267
Facsimile:       +49 89 55173-292
Attention:       Jorg Salven


CREDITANSTALT AG

By:              /s/ HANS GUNTHER NORDHUES

Address:         Brienner Str. 9
                 D-80333
                 Munich
                 Germany

Telephone:
Facsimile:       +49 89 29074-588
Attention:       Mr. Klaus Butscher


NORDDEUTSCHE HYPOTHEKEN-UND WECHSELBANK AG

By:              /s/ HANS GUNTHER NORDHUES

Address:         Postflach 10
                 Domstrasse 9
                 20033 Hamburg
                 Germany

Telephone:
Facsimile:       +49 40 324-122
Attention:       Mr. Klaus Bruning

DEUTSCHE BANK AKTIENGESELLSCHAFT, MUNICH BRANCH

By:              /s/ HANS GUNTHER NORDHUES

Address:         Unternehmen und Institutionen
                 Riesstrasse 25
                 80992 Munich
                 Germany

Telephone:
Facsimile:       +49 89 23902-033
Attention:       Mr. Manfred Graeff



OLDENBURGISCHE LANDESBANK AG

By:              /s/ HANS GUNTHER NORDHUES

Address:         Postflach 26
                 26016 Oldenburg
                 Germany

Telephone:
Facsimile:       +49 44 1210-362
Attention:       Mr. Heinrich Rawe


The Senior Subordinated Lenders

BARCLAYS BANK PLC


By:              /s/ TIM TAYLOR

Address:         Bockenheimer Landstrasse 38-40
                 60323 Frankfurt am Main

Telephone:       + 49 69 7161 1862
Facsimile:       + 49 69 7161 1889
Attention:       Rolf-Peter Ruoff/Diva Cortellini